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                                                                       EXHIBIT 5

                    [LETTERHEAD OF AMERICAN EXPRESS COMPANY]

                                                               December 12, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re: American Express Company
      Registration Statement on Form S-3

Dear Sirs:

    I am Executive Vice President and General Counsel of American Express Company, a New York corporation, and I have represented the company in connection with the Registration Statement on Form S-3 (the 'Registration Statement') filed with the Securities and Exchange Commission (the 'Commission') under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the 'Prospectus'), and as to be set forth in one or more supplements to the Prospectus (each such supplement, a 'Prospectus Supplement'), of the Company's
(i) debt securities (the 'Debt Securities'), (ii) preferred shares, par value $1.66 2/3 per share (the 'Preferred Shares'), (iii) Preferred Shares represented by depositary shares (the 'Depositary Shares'), (iv) common shares, par value $0.60 per share (the 'Common Shares'), (v) warrants to purchase Debt Securities, Preferred Shares, Common Shares or equity securities issued by another entity (the 'Securities Warrants'), (vi) warrants the value of which is related to the value of various currencies (the 'Currency Warrants') and (vii) other warrants the value of which is related to various indices or other items (the 'Other Warrants'), with an aggregate initial offering price of up to $3,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Securities Warrants, Currency Warrants and Other Warrants are herein collectively referred to as the 'Warrants', and the Warrants, together with the Debt Securities, the Preferred Shares, the Depositary Shares and the Common Shares are collectively referred to as the 'Securities'. Any Preferred Shares may be convertible into Common Shares, and any Debt Securities may be convertible into other Debt Securities, Common Shares or Preferred Shares.

    The Debt Securities will be issued in one or more series and may be either senior debt securities (the 'Senior Securities') issued pursuant to an Indenture dated as of May 1, 1997 (the 'Senior Indenture') between the Company and PNC Bank, National Association, as Trustee (the 'Senior Indenture') or subordinated debt securities (the 'Subordinated Securities') issued pursuant to an Indenture dated as of May 1, 1997 between the Company and PNC Bank, National Association, as Trustee (the 'Subordinated Indenture'). The Senior Indenture and the Subordinated Indenture are herein each referred to as an 'Indenture' and collectively referred to as the 'Indentures'. The Securities Warrants will be issued under one or more securities warrant agreements (each, a 'Securities Warrant Agreement'), the Currency Warrants will be issued under one or more currency warrant agreements (each, a 'Currency Warrant Agreement') and the Other Warrants will be issued under one or more warrant agreements (each, an 'Other Warrant Agreement' and, together with the Securities Warrant Agreements and the Currency Warrant Agreements, the 'Warrant Agreements') each to be between the Company and a financial institution identified therein as warrant agent (each, a 'Warrant Agent'). The Depositary Shares will be issued under one or more Deposit Agreements (the 'Deposit Agreements'), each to be between the Company and a financial institution identified therein as the depositary (the 'Depositary'). The forms of the Indentures, the Warrant Agreements and the Deposit Agreement are included as exhibits to the Registration Statement.

    I or members of my staff have examined the originals or copies certified or otherwise identified to our satisfaction, of such corporate records and documents relating to the Company, including resolutions of the Board of Directors of the Company (the 'Resolutions') authorizing the Indentures, the Warrant Agreements, the




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Deposit Agreements and the issuance, offering and sale of the Securities, and have made such other inquiries of law and fact as we have deemed necessary or relevant as the basis of my opinion hereinafter expressed.

    Based on the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

        1. The Debt Securities have been duly authorized and, (i) when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, (ii) upon the execution and delivery by the Company and the Trustee of the applicable Indentures or, if required by the Indentures, an applicable supplement to the applicable Indenture, and (iii) when the Debt Securities have been authenticated by the Trustee and issued in accordance with the terms of the applicable Indenture or Warrant Agreement, as the case may be, and delivered to and paid for by the purchasers thereof, the Debt Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the applicable Indenture.

        2. The Warrants have been duly authorized and, (i) upon execution and delivery of a Warrant Agreement relating to the Warrants and (ii) when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof, the Warrants will constitute valid and legally binding obligations of the Company.

        3. The Preferred shares have been duly authorized and, (i) when the final terms thereof have been duly established and approved by the Board of Directors of the Company and certificates representing such shares have been duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and delivered against payment therefor, upon exercise of any series of Securities Warrants or upon conversion of any series of convertible Debt Securities, in accordance with the terms of the applicable Debt Securities, Indenture or Warrant Agreement, as the case may be, and
    (ii) when all corporate action necessary for issuance of such shares has been taken, including the filing with the Secretary of State of the State of New York of the applicable Certificate of Amendment of the Certificate of Incorporation of the Company, such preferred Shares will be validly issued, fully paid and non-assessable.

        4. The Depositary Shares have been duly authorized and, (i) upon execution and delivery of a Deposit Agreement, (ii) when the final terms of the Depositary Shares have been duly established and approved, in each case pursuant to the authority granted in the Resolutions, (iii) when the depositary receipts representing the Depositary Shares (the 'Depositary Receipts') have been duly executed by the Depositary and delivered to and paid for by the purchasers thereof, and (iv) when all corporate action necessary for issuance of such Depositary Shares and the underlying Preferred Shares has been taken, including the filing with the Secretary of State of the State of New York of the applicable Certificate of Amendment of the Certificate of Incorporation of the Company, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement.

        5. The Common Shares to be sold by the Company have been duly authorized and, when issued pursuant to the authority granted in the Resolutions and delivered against payment therefor or upon conversion of any series of convertible Debt Securities or Preferred Shares in accordance with the terms of the applicable Debt Securities, Indenture, Preferred Shares of Warrant Agreement, as the case may be, such Common Shares will be validly issued, fully paid and non-assessable.

        6. The Common Shares to be sold by the selling shareholders, (i) if acquired by them in market transactions have been duly authorized and are validly issued, fully paid and non-assessable and (ii) if acquired by them from the Company have been duly authorized and when issued pursuant to the authority granted in the Resolutions and delivered against payment therefor or upon conversion of any series of convertible Debt Securities or Preferred Shares in accordance with the terms of the applicable Debt Securities, Indenture, Preferred Shares of Warrant Agreement, as the case may be, such Common Shares will be validly issued, fully paid and non-assessable.

    The opinions set forth in paragraphs 1, 2, and 4 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.




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    My opinion assumes that any Warrant Securities will be issued in compliance with the provisions of the Commodity Futures Trading Act, as amended, and any similar applicable state laws, or the rules, regulations, or interpretations of the Commodity Futures Trading Commission, or similar state authorities, as may be applicable to any Warrant Securities whose principal and/or interest payments will be determined by reference to one or more currency exchange rates, commodity prices, equity indices, or other variable factors.

    I am admitted to the practice of law only in the State of New York and do not purport to be expert in the laws of any jurisdiction other than the state of New York and United States federal law.

    I hereby consent to the use of the opinion as an exhibit to the Registration Statement and to the use of my name under the heading 'Legal Matters' in the Prospectus.

                                 Very truly yours,

                                 By /s/ LOUISE M. PARENT
                                   .............................................
                                    Louise M. Parent
                                    Executive Vice President and General Counsel